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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 5, 2004

                                 GFY FOODS, INC.
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-33029
                                     -------
                            (Commission File Number)

                                   87-0382438
                                   ----------
                        (IRS Employer Identification No.)

                              601 Deerfield Parkway
                             Buffalo Grove, IL 60089
                             -----------------------
               (Address of Principal Executive Offices)(Zip Code)

                                 (847) 353-7554
                                 --------------
               Registrant's Telephone Number, Including Area Code



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Item 5.  Other Events.
         -------------

         On May 7, 2004, the Registrant issued 2.5 billion shares of common stock to its president, Edward Schwalb. Under the terms of the Registrant's employment agreement with Mr. Schwalb, Mr. Schwalb is authorized to maintain an ownership percentage of seventy percent (70%) of the outstanding shares of the Registrant. After this stock issuance, Mr. Schwalb owns 3,782,250,000 shares, or 62.77%, of the Registrant's 6,025,265,161 shares outstanding.

         On May 5, 2004, the aforementioned employment agreement with Mr. Schwalb was amended to include a monthly salary of $25,000 per month. Additionally, Mr. Schwalb is due an acquisition fee of $70,000 for each acquisition that he initiates and the Registrant closes during the term of the employment agreement.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

The following exhibits are included as part of this report:

         Exhibit No.     Name of Exhibit
         -----------     ---------------
         10.1            Employment Agreement by and between the Registrant and
                         Edward Schwalb dated January 16, 2004

         10.2 First Amendment to the Employment Agreement by and between the Registrant and Edward Schwalb dated May 5, 2004

                                   SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2004                                  GFY Foods, Inc.

                                                     By:  /s/ Ed Schwalb
                                                          --------------
                                                     Name:    Ed Schwalb
                                                     Title:   President